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                                                    EXHIBIT 99.1


             AGREEMENT RELATING TO FILING OF
               JOINT STATEMENT PURSUANT TO
                RULE 13d-1(f) UNDER THE
                SECURITIES ACT OF 1934

     The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Date: September 26, 1997             /s/ Gary R. Dowell
                                     _______________________
                                     Gary R. Dowell



                                     /s/ Janet M. Dowell
                                     _______________________
                                     Janet M. Dowell